PRESS RELEASE Additional information www.swbanktx.com

July 19, 2004

SOUTHWEST BANCORPORATION OF TEXAS, INC.
REPORTS STRONG INTERNAL GROWTH

Loans, Deposits, Revenue Reflect Linked Quarter Gains

2nd Quarter Highlights

Southwest Bancorporation of Texas declared a two-for-one stock split in the form of a 100% stock dividend effective July 15, 2004.

•	Diluted earnings per common share were $0.23 ($0.46 pre-split) for the second quarter of 2004 and $0.45 ($0.90 pre-split) for the six month period ended June 30, 2004.

•	Net income was affected by a decline in the net interest margin. Net interest margin was 3.99% compared to 4.03% linked quarter and 4.09% for the second quarter of 2003.

•	Excluding core deposit intangible amortization and gain on sales of securities in the second quarter of the prior year, cash earnings per share grew 9.2% from $0.22 ($0.44 pre-split) to $0.24 ($0.48 pre-split).

•	Strong growth trends continue:

– Average loans held for investment increased 4.6% linked quarter; 17% versus prior year

– Average deposits increased 5.0% linked quarter; 18% versus prior year

– Noninterest income increased 4.4% linked quarter; 17% versus prior year

– Total revenue grew 3.5% linked quarter; 17% versus prior year.

•	Non interest expense grew by 1.1% linked quarter, 26% versus prior year, primarily due to expenses from merged institutions.

•	Southwest Bank of Texas continues its market expansion with the announced merger with Klein Bancshares, Inc. and the opening of the Dallas operations center.

•	For the third consecutive year, Southwest Bank of Texas was named to the Keefe, Bruyette & Woods Honor Roll which recognizes industry leaders with strong 10-year EPS performance.

     Houston, Texas – Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT) today reported second quarter results that reflect continued success in core business growth and successful expansion in Texas.

     For the quarter ended June 30, 2004, net income was $16.2 million, or $0.23 per diluted common share ($0.46 pre-split), compared to $16.0 million for the quarter ended June 30, 2003, or $0.23 per diluted common share ($0.46 pre-split). For the six months ended June 30, 2004, net income was $31.5 million, or $0.45 per diluted common share ($0.90 pre-split), as compared to $31.0 million, or $0.45 per diluted common share ($0.90 pre-split), for the six months ended June 30, 2003.

     Return on average assets and return on average common shareholders’ equity for the three months ended June 30, 2004 were 1.06% and 12.66% compared to 1.25% and 13.60% for the same period in 2003. For the six months ended June 30, 2004, return on average assets and return on average common shareholders’ equity were 1.04% and 12.35% as compared to 1.24% and 13.54% for the six months ended June 30, 2003.

     Total revenue for the second quarter of 2004 was $78.5 million, an increase of 17% over the same period in 2003. For the six months ended June 30, 2004, total revenue was $154.3 million, a 17% increase over the same period in 2003. Average loans held for investment were $3.77 billion, a 17% increase over the second quarter of 2003. Average deposits were $4.69 billion, an increase of 18% over the comparable period in 2003. Average assets were $6.18 billion, an increase of $1.07 billion, or 21%, from the second quarter of 2003.

     “This is a quarter where once again our group of motivated bankers has fully demonstrated their individual and collective ability to grow our core business,” said Paul Murphy, Chief Executive Officer of Southwest Bank of Texas. “On a linked quarter comparison, average loans are up $167.0 million or 4.6%, average deposits increased $222.8 million, or 5%, and noninterest income is up $1.0 million, or 4.4%.”

     Murphy also noted the Company’s expansion into the high-growth northwest sector of the greater Houston area with the May 19th Klein Bank merger announcement. “This transaction will add 27 branches and $530 million in core deposits and will nicely compliment our Montgomery County strategy which has been very successful,” he added. “The Klein branch coverage meshes almost perfectly with our existing branch system and fills out our footprint extremely well in the Houston region. Also, we are pleased with the talented team of bankers there and the growth potential in the area. We are looking forward to completing the transaction in October and see a smooth operational merger in the first quarter of 2005. We expect the merger to be 3%-5% accretive to 2005 earnings.”

Net Interest Income

     Net interest income increased to $55.0 million, 3.1% linked quarter, and increased 17% compared to the same period of 2003.

     The net interest margin, however, decreased by 4 basis points when compared to the first quarter of 2004, and by 10 basis points when compared to the second quarter of 2003. During the quarter, the net yield on the securities portfolio declined 12 basis points and the net yield on the loan portfolio declined by 5 basis points on a linked quarter basis. The cost of funds, including demand deposits, declined by 2 basis points linked quarter to 79 basis points.

     “The pressure on the net interest margin has been attributable to lower yields on the loan and securities portfolios,” explained Scott McLean, President. “Over the past several years, we have successfully offset the effects of net interest margin compression through our strong business development efforts that have resulted in above average loan and deposit growth.”

Southwest Bancorporation of Texas
Net Interest Spreads
(yield minus cost of funds)

Noninterest Income

     For the three months ended June 30, 2004, noninterest income was $23.4 million, a 4.4% increase linked quarter and a 17% increase from the same period in 2003. For the six months ended June 30, 2004, noninterest income was $45.9 million, an increase of 17% over the comparable period of the prior year.

     Service charges on deposit accounts increased to $11.2 million, a 20% increase from the second quarter of 2003. Investment services fee income increased 19% over the second quarter of 2003 and other fee income increased 36% as a result of higher letter of credit fees, increases in retail fees, and fee income on loan commitments. Other operating income increased 23% over the second quarter of 2003 primarily as a result of higher levels of BOLI income.

     There was a $25,000 loss on the sales of securities recognized during the second quarter of 2004 as compared to a gain of $1.1 million in the second quarter of 2003.

Noninterest Expenses

     Noninterest expenses were $51.9 million for the second quarter of 2004, up $542,000, or 1.1%, linked quarter and up 26% from the same period prior year. The primary influence on the prior year comparisons are the mergers with Maxim Bank and Lone Star Bank. Core deposit intangible amortization expense was $1.0 million for the second quarter 2004. There was no core deposit intangible amortization expense in the second quarter of 2003.

     “We continue to make investments in the future of this franchise to maintain our growth and levels of customer service,” noted McLean.

Asset Quality

     Nonperforming assets were 0.61% of loans and other real estate at June 30, 2004 compared to 0.68% at both June 30, 2003 and March 31, 2004. Net charge-offs for the quarter were $3.6 million, the provision for loan losses was $3.0 million. The allowance for loan losses to total loans is 1.21% at June 30, 2004 compared to 1.18% at June 30, 2003 and 1.29% at March 31, 2004.

     “We continue to be pleased with the overall level of asset quality,” said Murphy.

Period End Loans, Deposits, Investments, Assets, and Equity

     Loans held for investment were $3.91 billion at June 30, 2004, an increase of 5.1% linked quarter, and a 19% increase from June 30, 2003. Total deposits at June 30, 2004 were $4.78 billion, an increase of 1.6% linked quarter, and an increase of 15% from June 30, 2003. Investment securities were $1.62 billion at June 30, 2004, an increase of 3.0% linked quarter, and an increase of 25% from June 30, 2003. Total assets were $6.36 billion at June 30, 2004, an increase of 4.0% linked quarter, and an increase of 17% from June 30, 2003. Total shareholders’ equity was $510.2 million at June 30, 2004, compared to $479.9 million at June 30, 2003.

     Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas NA, is the largest independent bank holding company headquartered in Houston, Texas. The Company focuses on commercial lending, treasury management and investment services for businesses in the southwest, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company, with $6.4 billion in assets, has 49 full-service branches located throughout the Houston and Dallas metropolitan areas.

     Consolidated financial information and supplemental unaudited data schedules follow in this release. Exhibits I and II provide additional information on the net interest margin, including average balances and average rates for both assets and liabilities for the periods presented. Exhibit III presents quarterly comparative data. Exhibit IV presents reconcilements of non-GAAP disclosures.

     The Company’s earnings release and the related financial supplement will be available on www.swbanktx.com, the Company’s website, prior to the beginning of the conference call to discuss earnings.

     The conference call will be Tuesday, July 20 at 10:30am CST. The call is available at http://phx.corporate-ir.net/phoenix.zhtml?c=99147&p=irol-EventDetails&Event I or by dialing 866-814-1914 and referencing “Southwest Bank of Texas Second Quarter Earnings Call.” The webcast will be archived for 90 days in the Investor Relations portion of the Bank’s web site at www.swbanktx.com. A phone archive also can be accessed by calling 888-266-2081 and entering 86529 as the PIN.

     The conference call may include a discussion of non-GAAP financial measures, which is qualified by a reconciliation to GAAP included in this news release or otherwise available on the Southwest Bank of Texas website under “Investor Relations.” The conference call may include forward-looking information which, along with the supplementary information and this news release, is subject to the cautionary statement that follows.

     Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of

Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan loses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

Contacts:

Randy Meyer, EVP & CFO
713-235-8832
rmeyer@swbanktx.com

Sarah Peterson, SVP Investor & Corporate Communications
713-232-1115
speterson@swbanktx.com

Southwest Bancorporation of Texas, Inc.
Consolidated Financial Information (unaudited)

	2Q-04	2Q-03	% change	YTD 04	YTD 03	% change
Balance sheet averages	(in 000's except per share data)
Loans held for investment	$3,768,629	$3,218,818	17.1%	$3,685,133	$3,173,978	16.1%
Loans held for sale	104,545	86,001	21.6%	100,081	89,842	11.4%
Investment securities	1,628,789	1,222,798	33.2%	1,592,290	1,190,491	33.8%
Securities purchased under resale agreements	—	30,000	-100.0%	11,538	24,033	-52.0%
Fed funds sold and other interest-earning assets	42,375	66,204	-36.0%	46,943	59,796	-21.5%

Total interest-earning assets	5,544,338	4,623,821	19.9%	5,435,985	4,538,140	19.8%

Allowance for loan losses	(49,658)	(39,930)	24.4%	(47,714)	(39,078)	22.1%
Cash and due from banks	266,082	233,126	14.1%	294,799	265,939	10.9%
Goodwill	55,077	2,590	2026.5%	50,383	2,590	1845.3%
Core deposit intangibles	11,149	—	100.0%	9,541	—	100.0%
Other assets	354,592	290,585	22.0%	361,561	289,961	24.7%

Total assets	$6,181,580	$5,110,192	21.0%	$6,104,555	$5,057,552	20.7%

Noninterest-bearing deposits	$1,574,075	$1,208,477	30.3%	$1,532,569	$1,190,533	28.7%
Interest-bearing demand deposits	71,089	35,451	100.5%	65,724	35,250	86.5%
Savings deposits	1,981,168	1,775,535	11.6%	1,947,004	1,737,238	12.1%
Time deposits	1,065,937	964,980	10.5%	1,035,563	965,123	7.3%

Total deposits	4,692,269	3,984,443	17.8%	4,580,860	3,928,144	16.6%
Repurchase agreements and other borrowed funds	940,165	627,729	49.8%	974,197	633,512	53.8%
Other liabilities	33,824	27,349	23.7%	36,491	33,799	8.0%
Minority interest in consolidated subsidiary	—	—	0.0%	—	—	0.0%
Shareholders’ equity	515,322	470,671	9.5%	513,007	462,097	11.0%

Total liabilities and shareholders’ equity	$6,181,580	$5,110,192	21.0%	$6,104,555	$5,057,552	20.7%

Income statement data
Interest and fees on loans	$51,289	$46,988	9.2%	$100,921	$92,143	9.5%
Interest on securities	14,678	11,489	27.8%	29,227	23,440	24.7%
Interest on fed funds sold and other interest-earning assets	119	284	-58.1%	308	491	-37.3%

Total interest income	66,086	58,761	12.5%	130,456	116,074	12.4%

Interest on deposits	8,408	9,535	-11.8%	16,478	19,641	-16.1%
Interest on borrowings	2,660	2,050	29.8%	5,592	4,176	33.9%

Total interest expense	11,068	11,585	-4.5%	22,070	23,817	-7.3%

Net interest income	55,018	47,176	16.6%	108,386	92,257	17.5%
Provision for loan losses	3,000	3,000	0.0%	5,000	6,000	-16.7%

Net interest income after provision	52,018	44,176	17.8%	103,386	86,257	19.9%

Service charges on deposit accounts	11,190	9,316	20.1%	22,230	18,932	17.4%
Investment services	2,885	2,430	18.7%	5,855	4,725	23.9%
Other fee income	5,399	3,959	36.4%	10,352	7,607	36.1%
Other operating income	4,000	3,259	22.7%	7,465	6,917	7.9%
Gain (loss) on sales of securities, net	(25)	1,115	-102.2%	1	1,150	-99.9%

Total noninterest income	23,449	20,079	16.8%	45,903	39,331	16.7%

Salaries and benefits	30,084	24,076	25.0%	59,327	47,902	23.9%
Occupancy expenses	8,887	6,885	29.1%	17,145	13,384	28.1%
Other expenses	12,917	10,202	26.6%	26,762	19,388	38.0%

Total noninterest expenses	51,888	41,163	26.1%	103,234	80,674	28.0%

Income before income taxes	23,579	23,092	2.1%	46,055	44,914	2.5%
Provision for income taxes	7,358	7,129	3.2%	14,547	13,877	4.8%

Net income	$16,221	$15,963	1.6%	$31,508	$31,037	1.5%

Basic earnings per common share	$0.24	$0.24	0.4%	$0.46	$0.46	0.3%

Diluted earnings per common share	$0.23	$0.23	0.1%	$0.45	$0.45	-0.1%

Dividends per common share	$0.03	$—	100.0%	$0.06	$—	100.0%

Period end # of shares outstanding	69,068	68,120	1.4%	69,068	68,120	1.4%
Weighted avg # of shares outstanding (incl CSE’s)	70,528	69,458	1.5%	70,406	69,280	1.6%

	2Q-04	2Q-03	% change	YTD 04	YTD 03	% change
	(in 000's except per share data)
Nonperforming assets
Nonaccrual loans	$10,668	$14,609	-27.0%
Accruing loans 90 or more days past due	1,805	4,308	-58.1%
Restructured loans	—	—	0.0%
ORE and OLRA	11,461	3,398	237.3%

Total nonperforming assets	$23,934	$22,315	7.3%

Changes in allowance for loan losses
Allowance for loan losses — beginning of period	$48,071	$38,508	24.8%	$43,008	$36,696	17.2%
Provision for loan losses	3,000	3,000	0.0%	5,000	6,000	-16.7%
Charge-offs	(3,748)	(3,054)	22.7%	(5,130)	(4,373)	17.3%
Recoveries	169	269	-37.2%	2,498	400	524.4%
Allowance acquired through mergers and acquisitions	—	—	0.0%	2,116	—	100.0%

Allowance for loan losses — end of period	$47,492	$38,723	22.6%	$47,492	$38,723	22.6%

Ratios
Return on average assets	1.06%	1.25%		1.04%	1.24%
Return on average common shareholders’ equity	12.66%	13.60%		12.35%	13.54%
Tier 1 leverage ratio	8.45%	9.06%
Yield on interest-earning assets	4.79%	5.10%		4.83%	5.16%
Cost of funds with demand accounts	0.79%	1.01%		0.80%	1.05%
Net interest margin	3.99%	4.09%		4.01%	4.10%
Efficiency ratio	64.82%	62.24%		65.67%	61.85%
Demand deposits to total deposits	33.55%	30.33%		33.46%	30.31%
Noninterest income to total income	29.88%	29.86%		29.75%	29.89%
Noninterest expense to average interest-earning assets	3.76%	3.57%		3.82%	3.58%
Nonperforming assets to loans and other real estate	0.61%	0.68%
Net charge-offs (recoveries) to average loans	0.38%	0.35%		0.14%	0.25%
Allowance for loan losses to total loans	1.21%	1.18%
Allowance for loan losses to nonperforming loans	380.76%	204.70%
Common stock performance
Market value of common stock — Close	$22.060	$16.255		$22.060	$16.255
Market value of common stock — High	$22.085	$17.975		$22.085	$17.975
Market value of common stock — Low	$18.605	$14.825		$18.425	$14.825
Book value of common stock	$7.39	$7.05
Market/book value of common stock	299%	231%
Price/12 month trailing earnings ratio	25	18
Other data
EOP Employees — full time equivalent	1,830	1,556	17.6%
Period end balances		$( in 000's )
Loans held for investment	$3,912,212	$3,277,684	19.4%
Loans held for sale	97,929	91,757	6.7%
Investment securities	1,624,540	1,303,613	24.6%
Securities purchased under resale agreements	—	30,000	-100.0%
Fed funds sold and other interest-earning assets	45,612	244,117	-81.3%

Total interest-earning assets	5,680,293	4,947,171	14.8%

Allowance for loan losses	(47,492)	(38,723)	22.6%
Cash and due from banks	270,551	270,711	-0.1%
Goodwill	54,998	2,590	2023.5%
Core deposit intangibles	10,653	—	100.0%
Other assets	390,958	260,383	50.1%

Total assets	$6,359,961	$5,442,132	16.9%

Noninterest-bearing demand deposits	$1,622,348	$1,343,749	20.7%
Interest-bearing demand deposits	62,316	31,479	98.0%
Savings deposits	1,998,375	1,766,818	13.1%
Time deposits	1,097,130	997,407	10.0%

Total deposits	4,780,169	4,139,453	15.5%
Repurchase agreements and other borrowed funds	1,031,866	789,993	30.6%
Other liabilities	37,746	32,770	15.2%
Minority interest in consolidated subsidiary	—	—	0.0%
Shareholders’ equity	510,180	479,916	6.3%

Total liabilities and shareholders’ equity	$6,359,961	$5,442,132	16.9%

EXHIBIT I

Rate Volume
3 Months Ended Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2004			June 30, 2003
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$3,873,174	$51,289	5.33%	$3,304,819	$46,988	5.70%
Securities	1,628,789	14,678	3.62	1,222,798	11,489	3.77
Federal funds sold and other	42,375	119	1.13	96,204	284	1.18

Total interest-earning assets	5,544,338	66,086	4.79%	4,623,821	58,761	5.10%

Less allowance for loan losses	(49,658)			(39,930)

	5,494,680			4,583,891
Noninterest-earning assets	686,900			526,301

Total assets	$6,181,580			$5,110,192

Interest-bearing liabilities:
Money market and savings deposits	$2,052,257	3,353	0.66%	$1,810,986	4,035	0.89%
Time deposits	1,065,937	5,055	1.91	964,980	5,500	2.29
Repurchase agreements and other borrowed funds	940,165	2,660	1.14	627,729	2,050	1.31

Total interest-bearing liabilities	4,058,359	11,068	1.10%	3,403,695	11,585	1.37%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,574,075			1,208,477
Other liabilities	33,824			27,349

Total liabilities	5,666,258			4,639,521
Shareholders’ equity	515,322			470,671

Total liabilities and shareholders’ equity	$6,181,580			$5,110,192

Net interest income		$55,018			$47,176

Net interest spread			3.69%			3.73%

Net interest margin			3.99%			4.09%

	Three Months Ended
	Q2 2004 vs Q2 2003
	Increase (Decrease)
	Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	7,971	(3,669)	$4,302
Securities	3,777	(588)	3,189
Federal funds sold and other	(159)	(6)	(165)

Total increase (decrease) in interest income	11,589	(4,263)	7,326

Interest-bearing liabilities:
Money market and savings deposits	533	(1,215)	(682)
Time deposits	569	(1,014)	(445)
Repurchase agreements and borrowed funds	1,014	(404)	610

Total increase (decrease) in interest expense	2,116	(2,633)	(517)

Increase (decrease) in net interest income	$9,473	$(1,630)	$7,843

EXHIBIT II

Rate Volume
Linked Quarter Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2004			March 31, 2004
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$3,873,174	$51,289	5.33%	$3,697,254	$49,632	5.40%
Securities	1,628,789	14,678	3.62	1,555,791	14,549	3.76
Federal funds sold and other	42,375	119	1.13	74,589	189	1.02

Total interest-earning assets	5,544,338	66,086	4.79%	5,327,634	64,370	4.86%

Less allowance for loan losses	(49,658)			(45,770)

	5,494,680			5,281,864
Noninterest-earning assets	686,900			731,933

Total assets	$6,181,580			$6,013,797

Interest-bearing liabilities:
Money market and savings deposits	$2,052,257	3,353	0.66%	$1,973,198	3,208	0.65%
Time deposits	1,065,937	5,055	1.91	1,005,189	4,862	1.95
Repurchase agreements and other borrowed funds	940,165	2,660	1.14	1,008,229	2,932	1.17

Total interest-bearing liabilities	4,058,359	11,068	1.10%	3,986,616	11,002	1.11%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,574,075			1,491,064
Other liabilities	33,824			25,425

Total liabilities	5,666,258			5,503,105
Shareholders’ equity	515,322			510,692

Total liabilities and shareholders’ equity	$6,181,580			$6,013,797

Net interest income		$55,018			$53,368

Net interest spread			3.70%			3.75%

Net interest margin			3.99%			4.03%

	Three Months Ended
	Q2 2004 vs Q1 2004
	Increase (Decrease)
	Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	2,362	(705)	$1,657
Securities	683	(554)	129
Federal funds sold and other	(82)	12	(70)

Total increase (decrease) in interest income	2,963	(1,247)	1,716

Interest-bearing liabilities:
Money market and savings deposits	129	16	145
Time deposits	294	(101)	193
Repurchase agreements and borrowed funds	(198)	(74)	(272)

Total increase (decrease) in interest expense	225	(159)	66

Increase (decrease) in net interest income	$2,738	$(1,088)	$1,650

EXHIBIT III

Southwest Bancorporation of Texas, Inc.
Consolidated Financial Information (unaudited)
Quarterly Trend Analysis

	2Q-02	3Q-02	4Q-02	1Q-03	2Q-03	3Q-03	4Q-03	1Q-04	2Q-04
Balance sheet averages
Loans held for investment	$2,765,257	$2,855,389	$3,034,633	$3,128,640	$3,218,818	$3,351,647	$3,362,374	$3,601,637	$3,768,629
Loans held for sale	76,361	72,922	85,766	93,726	86,001	105,064	98,777	95,617	104,545
Investment securities	1,089,573	1,192,252	1,198,055	1,157,825	1,222,798	1,497,754	1,539,469	1,555,791	1,628,789
Securities purchased under resale agreements	10,330	19,999	20,000	18,000	30,000	30,000	30,000	23,077	—
Fed funds sold and other interest-earning assets	37,341	26,250	41,967	53,316	66,204	90,474	39,997	51,512	42,375

Total interest-earning assets	3,978,862	4,166,812	4,380,421	4,451,507	4,623,821	5,074,939	5,070,617	5,327,634	5,544,338

Allowance for loan losses	(33,142)	(34,474)	(36,105)	(38,216)	(39,930)	(41,469)	(42,513)	(45,770)	(49,658)
Cash and due from banks	171,550	191,469	226,675	299,117	233,126	257,010	268,099	323,517	266,082
Goodwill	2,590	2,590	2,590	2,590	2,590	25,471	25,647	45,689	55,077
Core deposit intangibles	—	—	—	—	—	6,327	6,509	7,934	11,149
Other assets	250,279	280,699	283,477	289,330	290,585	287,289	338,571	354,793	354,592

Total assets	$4,370,139	$4,607,096	$4,857,058	$5,004,328	$5,110,192	$5,609,567	$5,666,930	$6,013,797	$6,181,580

Noninterest-bearing deposits	$954,006	$1,016,011	$1,099,772	$1,172,389	$1,208,477	$1,342,560	$1,399,592	$1,491,064	$1,574,075
Interest-bearing demand deposits	32,735	32,006	38,572	35,047	35,451	73,142	37,997	60,359	71,089
Savings deposits	1,460,482	1,529,241	1,630,166	1,698,516	1,775,535	1,854,140	1,829,947	1,912,839	1,981,168
Time deposits	929,548	964,091	892,342	965,267	964,980	1,064,502	1,023,668	1,005,189	1,065,937

Total deposits	3,376,771	3,541,349	3,660,852	3,871,219	3,984,443	4,334,344	4,291,204	4,469,451	4,692,269
Repurchase agreements and other borrowed funds	575,363	613,791	730,363	639,359	627,729	771,132	847,109	1,008,229	940,165
Other liabilities	26,167	25,266	25,695	40,323	27,349	27,493	40,991	25,425	33,824
Minority interest	1,393	1,472	506	—	—	—	—	—	—
Shareholders’ equity	390,445	425,218	439,642	453,427	470,671	476,598	487,626	510,692	515,322

Total liabilities and equity	$4,370,139	$4,607,096	$4,857,058	$5,004,328	$5,110,192	$5,609,567	$5,666,930	$6,013,797	$6,181,580

Income statement data
Interest and fees on loans	$44,767	$45,774	$46,735	$45,156	$46,988	$48,359	$48,022	$49,632	$51,289
Interest on securities	14,629	15,266	12,685	11,951	11,489	12,314	13,856	14,549	14,678
Interest on fed funds sold and other interest-earning assets	186	191	230	206	284	303	175	189	119

Total interest income	59,582	61,231	59,650	57,313	58,761	60,976	62,053	64,370	66,086

Interest on deposits	12,174	12,819	11,276	10,106	9,535	9,106	8,224	8,070	8,408
Interest on borrowings	2,503	2,671	2,846	2,126	2,050	2,105	2,473	2,932	2,660

Total interest expense	14,677	15,490	14,122	12,232	11,585	11,211	10,697	11,002	11,068

Net interest income	44,905	45,741	45,528	45,081	47,176	49,765	51,356	53,368	55,018
Provision for loan losses	3,250	3,000	3,000	3,000	3,000	3,000	3,000	2,000	3,000

Net interest income after provision	41,655	42,741	42,528	42,081	44,176	46,765	48,356	51,368	52,018

Service charges on deposit accounts	8,652	8,367	8,896	9,617	9,316	10,551	10,581	11,040	11,190
Investment services	2,395	2,371	2,119	2,295	2,430	2,489	2,498	2,970	2,885
Other fee income	3,903	957	4,173	3,648	3,959	6,816	4,986	4,953	5,399
Other operating income	2,724	3,145	4,758	3,658	3,259	4,545	5,048	3,465	4,000
Gain (loss) on sales of securities	1	1,680	55	35	1,115	31	43	26	(25)

Total noninterest income	17,675	16,520	20,001	19,253	20,079	24,432	23,156	22,454	23,449

Salaries and benefits	21,487	22,325	22,777	23,826	24,076	27,878	27,966	29,243	30,084
Occupancy expenses	5,631	5,840	7,110	6,500	6,885	8,006	8,299	8,258	8,887
Other expenses	10,109	9,949	9,611	9,185	10,202	15,474	11,865	13,845	12,917
Minority interest	24	30	(39)	—	—	—	—	—	—

Total noninterest expenses	37,251	38,144	39,459	39,511	41,163	51,358	48,130	51,346	51,888

Income before income taxes	22,079	21,117	23,070	21,823	23,092	19,839	23,382	22,476	23,579
Provision for income taxes	6,897	6,555	7,153	6,748	7,129	6,459	7,071	7,189	7,358

Net income	$15,182	$14,562	$15,917	$15,075	$15,963	$13,380	$16,311	$15,287	$16,221

Basic earnings per common share	$0.23	$0.22	$0.24	$0.22	$0.24	$0.20	$0.24	$0.22	$0.24

Diluted earnings per common share	$0.22	$0.21	$0.23	$0.22	$0.23	$0.19	$0.23	$0.22	$0.23

Dividends per common share	$—	$—	$—	$—	$—	$0.03	$0.03	$0.03	$0.03

Period end # of shares outstanding	67,264	67,668	67,712	67,786	68,120	68,368	68,428	68,612	69,068
Weighted avg # of shares outstanding (incl CSE’s)	68,824	69,452	69,133	69,280	69,458	70,002	70,190	70,282	70,528

EXHIBIT III

Southwest Bancorporation of Texas, Inc.

Consolidated Financial Information (unaudited)
Quarterly Trend Analysis

	2Q-02	3Q-02	4Q-02	1Q-03	2Q-03	3Q-03	4Q-03	1Q-04	2Q-04
Nonperforming assets
Nonaccrual loans	$11,725	$14,596	$13,113	$20,503	$14,609	$14,173	$11,443	$17,671	$10,668
Accruing loans 90 or more days past due	1,536	2,687	1,876	1,893	4,308	983	1,299	3,044	1,805
ORE and OLRA	818	829	760	684	3,398	3,688	4,248	4,722	11,461

Total nonperforming assets	$14,079	$18,112	$15,749	$23,080	$22,315	$18,844	$16,990	$25,437	$23,934

Changes in allowance for loan losses
Allowance for loan losses — beginning of period	$32,508	$33,025	$34,597	$36,696	$38,508	$38,723	$41,135	$43,008	$48,071
Provision for loan losses	3,250	3,000	3,000	3,000	3,000	3,000	3,000	2,000	3,000
Charge-offs	(3,002)	(1,580)	(1,045)	(1,319)	(3,054)	(2,157)	(1,725)	(1,382)	(3,748)
Recoveries	269	152	232	131	269	143	598	2,329	169
Allowance acquired through mergers and acquisitions	—	—	—	—	—	1,426	—	2,116	—
Adjustment for sale of subsidiary	—	—	(88)	—	—	—	—	—	—

Allowance for loan losses — end of period	$33,025	$34,597	$36,696	$38,508	$38,723	$41,135	$43,008	$48,071	$47,492

Ratios
Return on average assets	1.39%	1.25%	1.30%	1.22%	1.25%	0.95%	1.14%	1.02%	1.06%
Return on average common shareholders’ equity	15.60%	13.59%	14.36%	13.48%	13.60%	11.14%	13.27%	12.04%	12.66%
Tier 1 leverage ratio	9.03%	8.97%	8.85%	8.91%	9.06%	8.06%	9.15%	8.35%	8.45%
Yield on interest-earning assets	6.01%	5.83%	5.40%	5.22%	5.10%	4.77%	4.86%	4.86%	4.79%
Cost of funds with demand accounts	1.49%	1.48%	1.28%	1.10%	1.01%	0.87%	0.83%	0.81%	0.79%
Net interest margin	4.53%	4.36%	4.12%	4.11%	4.09%	3.89%	4.02%	4.03%	3.99%
Efficiency ratio	59.53%	62.96%	60.27%	61.45%	62.24%	68.31%	63.73%	66.55%	64.82%
Demand deposits to total deposits	28.25%	28.69%	30.04%	30.28%	30.33%	30.97%	32.62%	33.36%	33.55%
Noninterest income to total income	28.24%	26.53%	30.52%	29.93%	29.86%	32.93%	31.08%	29.61%	29.88%
Noninterest expense to average interest-earning assets	3.76%	3.63%	3.57%	3.60%	3.57%	4.01%	3.77%	3.88%	3.76%
Nonperforming assets to loans and other real estate	0.50%	0.62%	0.50%	0.73%	0.68%	0.57%	0.49%	0.68%	0.61%
Net charge-offs (recoveries) to average loans	0.40%	0.20%	0.11%	0.15%	0.35%	0.24%	0.13%	(0.11)%	0.38%
Allowance for loan losses to total loans	1.17%	1.18%	1.18%	1.21%	1.18%	1.24%	1.23%	1.29%	1.21%
Allowance for loan losses to nonperforming loans	249.04%	200.18%	244.82%	171.94%	204.70%	271.41%	337.53%	232.06%	380.76%
Common stock performance
Market value of stock — Close	$18.110	$18.205	$14.405	$15.015	$16.255	$18.245	$19.425	$18.865	$22.060
Market value of stock — High	$18.365	$19.600	$18.670	$16.525	$17.975	$19.225	$19.645	$19.955	$22.085
Market value of stock — Low	$15.340	$15.225	$12.245	$13.795	$14.825	$16.025	$17.600	$18.425	$18.605
Book value of stock	$6.10	$6.42	$6.58	$6.80	$7.05	$7.03	$7.29	$7.63	$7.39
Market/book value of stock	297%	283%	219%	221%	231%	259%	266%	247%	299%
Price/earnings ratio	22	22	17	17	18	21	22	22	25
Other data
EOP Employees — full time equivalent	1,391	1,434	1,481	1,528	1,556	1,728	1,760	1,839	1,830
Period end balances
Loans held for investment	$2,813,133	$2,928,547	$3,117,951	$3,181,059	$3,277,684	$3,328,827	$3,491,673	$3,720,950	$3,912,212
Loans held for sale	70,577	81,874	101,389	87,398	91,757	100,366	96,899	101,944	97,929
Investment securities	1,162,966	1,254,849	1,201,200	1,193,917	1,303,613	1,507,504	1,549,398	1,576,977	1,624,540
Securities purchased under resale agreements	20,000	20,000	20,000	30,000	30,000	30,000	30,000	—	—
Fed funds sold and other interest-earning assets	75,404	130,124	43,107	92,364	244,117	88,592	64,908	52,678	45,612

Total interest-earning assets	4,142,080	4,415,394	4,483,647	4,584,738	4,947,171	5,055,289	5,232,878	5,452,549	5,680,293

Allowance for loan losses	(33,025)	(34,597)	(36,696)	(38,508)	(38,723)	(41,135)	(43,008)	(48,071)	(47,492)
Cash and due from banks	182,352	197,489	472,257	289,363	270,711	286,417	390,890	290,796	270,551
Goodwill	2,590	2,590	2,590	2,590	2,590	25,647	25,647	55,094	54,998
Core deposit intangibles	—	—	—	—	—	6,858	6,185	11,661	10,653
Other assets	254,530	257,581	250,159	271,686	260,383	330,434	333,144	352,189	390,958

Total assets	$4,548,527	$4,838,457	$5,171,957	$5,109,869	$5,442,132	$5,663,510	$5,945,736	$6,114,218	$6,359,961

Noninterest-bearing demand deposits	$1,042,127	$1,115,405	$1,290,323	$1,270,991	$1,343,749	$1,341,277	$1,513,038	$1,625,647	$1,622,348
Interest-bearing demand deposits	29,806	35,000	36,222	39,551	31,479	40,496	43,452	72,009	62,316
Savings deposits	1,526,331	1,521,060	1,715,536	1,723,369	1,766,818	1,875,665	1,840,814	1,985,622	1,998,375
Time deposits	985,218	903,874	869,968	978,350	997,407	1,051,815	1,005,935	1,019,666	1,097,130

Total deposits	3,583,482	3,575,339	3,912,049	4,012,261	4,139,453	4,309,253	4,403,239	4,702,944	4,780,169
Repurchase agreements and other borrowed funds	531,468	804,294	790,873	602,465	789,993	842,644	1,016,930	854,005	1,031,866
Other liabilities	21,609	22,755	23,512	34,152	32,770	30,709	26,246	34,038	37,746
Minority interest	1,461	1,503	—	—	—	—	—	—	—
Shareholders’ equity	410,507	434,566	445,523	460,991	479,916	480,904	499,321	523,231	510,180

Total liabilities and equity	$4,548,527	$4,838,457	$5,171,957	$5,109,869	$5,442,132	$5,663,510	$5,945,736	$6,114,218	$6,359,961

EXHIBIT IV

Southwest Bancorporation of Texas, Inc.
Reconcilements of Non-GAAP Disclosures for Impact
    of Core Deposit Intangible Amortization Expense and
    Gain on Sales of Securities, Net

	2Q-04	2Q-03	% change	YTD 04	YTD 03	% change
	(in 000's except per share data)
Net income — as reported	$16,221	$15,963	1.6%	$31,508	$31,037	1.5%
Impact of core deposit amortization expense, after tax	655	—		1,242	—
Impact of gain on sales of securities, net, after tax	16	(725)		(1)	(748)

Net income — adjusted for core deposit amortization expense and gain on sales of securities, net, after tax	$16,892	$15,238	10.9%	$32,750	$30,290	8.1%

Diluted earnings per common share — as reported	$0.23	$0.23	0.1%	$0.45	$0.45	-0.1%
Impact of core deposit amortization expense, after tax	0.01	—		0.02	—
Impact of gain on sales of securities, net, after tax	0.00	(0.01)		(0.00)	(0.01)

Diluted cash earnings per common share	$0.24	$0.22	9.2%	$0.47	$0.44	6.4%

The company announced a stock split as of July 1, 2004. For informational purposes, the table below is presented on a pre-split basis.
Diluted earnings per common share — as reported	$0.46	$0.46	0.1%	$0.90	$0.90	-0.1%
Impact of core deposit amortization expense, after tax	0.02	—		0.04	—
Impact of gain on sales of securities, net, after tax	0.00	(0.02)		(0.00)	(0.02)

Diluted cash earnings per common share (pre-split)	$0.48	$0.44	9.2%	$0.93	$0.87	6.4%

(1)	Management believes that cash earnings per share provides additional analytical information concerning the results of operations.